Exhibit 4.7

BECTON DICKINSON EURO FINANCE S.À R.L.
as Issuer

BECTON, DICKINSON AND COMPANY
as Guarantor

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

INDENTURE

DATED AS OF May 17, 2019

i

INDENTURE, dated as of May 17, 2019, among Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg , having its registered office at 412F route d'Esch L-1471 Luxemburg and registered with the Luxembourg Trade and Companies Register under number B234229 (the “Company”), Becton, Dickinson and Company, a New Jersey corporation (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of its debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), to be fully and unconditionally guaranteed by the Guarantor, up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company and the Guarantor have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof as follows:

ARTICLE 1

Definitions and Incorporation by Reference

Section 1.01           Definitions.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Attributable Debt” means as to any particular lease which the Guarantor or any Restricted Subsidiary is at any time liable as lessee and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inherent in such lease (as determined in good faith by the Board of Directors of the Guarantor) compounded semi-annually.

“Authorized Newspaper” means The Wall Street Journal (Eastern Edition), if practicable, and if not, another newspaper customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York. If it shall be impractical in the opinion of the Company to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Company shall constitute a sufficient publication of such notice.

“Board of Directors” means the board of directors or board of managers, as the case may be, of the Company or the Guarantor, as applicable, or any duly authorized committee of such board or other body serving an analogous function.

“Board Resolution” means one or more resolutions of the Board of Directors of the Company or the Guarantor, as applicable, certified by the secretary, an assistant secretary, or in the case of the Company, by any manager or other authorized signatory, to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means, with respect to any Security, any day, other than a Saturday, Sunday, or a day on which banking institutions are authorized or required by law or regulation to close in the place of payment of the principal of, or any interest on, any such Security.

“Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Consolidated Net Tangible Assets” with respect to any Person means, as at any date of determination, the total amount of assets (less applicable reserves and other properly deductible items) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP and set forth on the most recent consolidated balance sheet of such Person and its Subsidiaries preceding such date of determination after deducting therefrom (a) all current liabilities (excluding liabilities constituting Funded Debt by reason of being renewable or extendible), (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, (c) investments in and advances to Subsidiaries which are not Restricted Subsidiaries, and (d) minority interests in the equity of Restricted Subsidiaries, all as determined on a consolidated basis in conformity with GAAP and set forth on such most recent consolidated balance sheet of such Person and its Subsidiaries.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Default” means any Event of Default as defined in Section 6.01 and any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, The Depository Trust Company or any other Person designated as Depositary pursuant to Section 2.03 with respect to such Securities, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder and, if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Foreign Governmental Obligations” means in relation to Securities denominated in a currency other than U.S. dollars, securities that are (i) direct obligations of the government that issued such currency for the payment of which full faith and credit of such government is pledged or, with respect to Securities of any series which are denominated in euro, a direct obligation of any member nation of the European Union for the payment of which obligation the full faith and credit of the respective nation is pledged so long as such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality for such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Foreign Governmental Obligation or a specific payment of principal of or interest on any such Foreign Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Foreign Governmental Obligation or the specific payment of principal of or interest on the Foreign Governmental Obligation evidenced by such depositary receipt.

“Funded Debt” means (a) all indebtedness for money borrowed (including the Securities) which by its terms matures more than twelve months after the time of the computation of the amount thereof or which is extendible or renewable at the option of the obligor on such indebtedness to a time more than twelve months after the time of the computation of the amount thereof (excluding any amount thereof which is included in current liabilities), (b) all guarantees, direct or indirect, of any such indebtedness of others, other than any guarantee of collection arising in the ordinary course of business, and (c) all obligations in respect of lease rentals which, under generally accepted accounting principles, are shown on a balance sheet of the obligor as a liability item other than a current liability.

“GAAP” means generally accepted accounting principles in the United States of America at the date of any computation required or permitted hereunder.

“Guarantee” means the full and unconditional guarantee by the Guarantor of the Company’s obligations under any Security of any applicable series under this Indenture.

“Guarantor” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 10 of this Indenture and thereafter means the successor.

“Holder” or “Securityholder” means the person in whose name a Security is registered in the Registrar’s Security Register.

“Indenture” means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established pursuant to Sections 2.01 and 2.03.

“Mortgage” means any mortgage, pledge, lien, conditional sale or other title retention agreement or other similar encumbrance.

“Officer” means any of the chairman of the Board of Directors, the president, a vice president, chief executive officer, the chief financial officer, the treasurer or any assistant treasurer, any manager, any authorized signatory, the secretary or any assistant secretary of an entity.

“Officer’s Certificate” means a certificate signed by any Officer of the Company or the Guarantor, as applicable, in each case complying with Section 11.03 and delivered to the Trustee.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, reasonably satisfactory to the Trustee, complying with Section 11.03 and delivered to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Principal Property” means any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, now owned or hereafter acquired by the Guarantor or any Restricted Subsidiary and used primarily for manufacturing, processing or warehousing and located in the United States of America or the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which at the time the determination is being made exceeds 2.0% of the Consolidated Net Tangible Assets of the Guarantor, other than any such building, structure or other facility or portion thereof which, in the opinion of the Board of Directors of the Guarantor expressed in a Board Resolution, is not of material importance to the total business conducted by the Guarantor and its Restricted Subsidiaries as an entirety.

“Registered Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such Securities in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Subsidiary” means any Subsidiary of the Guarantor (a) substantially all of the property of which is located, and substantially all of the operations of which are conducted in the United States of America or the Commonwealth of Puerto Rico, and (b) which owns or leases a Principal Property, except a Subsidiary which is primarily engaged in the business of a finance company.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding voting stock is owned, directly or indirectly, by such Person.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended, as in effect on the date hereof, except as provided in Section 9.06.

“Trustee” means the party named as such in the first paragraph of this Indenture, not in its individual capacity but solely as Trustee, until a successor replaces it with respect to the Securities of any series in accordance with the provisions of Article 7 and thereafter means such successor, not in its individual capacity but solely as Trustee, with respect to such Securities.

“United States Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which obligations (in the case of clause (a) or clause (b)) are not callable or redeemable at the option of the issuer thereof, and shall also include (c) a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation (as specified in clauses (a) and (b) above) or a specific payment of interest on or principal of any such U.S. Government Obligation (as specified in clauses (a) and (b) above) held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Yield to Maturity” means, with respect to any Security, the yield to maturity on such Security calculated at the time of issuance thereof or, if applicable, at the most recent redetermination of interest on such Security, and calculated in accordance with the constant interest method or such other method as is specified in the terms of such Security established pursuant to Section 2.03.

Section 1.02           Other Definitions. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Authenticating Agent	2.02
Bankruptcy Law	6.01
Defaulted Interest	2.12
Designated Amount	4.05
Event of Default	6.01
Guaranteed Obligations	10.01
mandatory sinking fund payment	3.05
optional sinking fund payment	3.05
Paying Agent	2.05
record date	2.04
Registrar	2.05
sale and leaseback transaction	4.05
Security Register	2.05
sinking fund payment date	3.05
UCC	8.02

Section 1.03           Incorporation by Reference of and Control by Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of the Trust Indenture Act, such imposed duties shall control. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a)           “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)           “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or the Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or the Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 1.04           Rules of Construction. Unless the context otherwise requires:

(a)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)           words in the singular include the plural, words in the plural include the singular and “or” is not exclusive;

(c)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated;

(e)           use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns; and

(f)            provisions apply to successive actions, events and transactions.

Section 1.05           Effectiveness of Indenture. The terms and conditions of Article 4, 5 and 6 and Section 7.06 of this Indenture shall only be operative at such time as any Securities are outstanding.

ARTICLE 2

The Securities

Section 2.01           Form and Dating. The Securities of each series and the certificate of authentication to appear thereon, if any, shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to Board Resolution of the Company or one or more indentures supplemental hereto, with such letters, numbers or other marks of identification, insertions, omissions, substitutions, legends, endorsements and other variations as are authorized or permitted by the provisions of this Indenture, or may be required to comply with any law, rule or regulation or any rule of any securities exchange or to conform to usage, all as may consistently herewith be determined by the officers executing such Securities as evidenced by their execution of the Securities. The Guarantees endorsed on the Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to Board Resolution of the Guarantor or one or more indentures supplemental hereto, with such letters, numbers or other marks of identification, insertions, omissions, substitutions, legends, endorsements and other variations as are authorized or permitted by the provisions of this Indenture, or may be required to comply with any law, rule or regulation or any rule of any securities exchange or to conform to usage, all as may consistently herewith be determined by the officers executing such Guarantees as evidenced by their execution of the Guarantees. Unless otherwise established pursuant to Section 2.03 for the Securities of any series, each Security shall be dated the date of its authentication. The definitive Securities and Guarantees shall be printed, lithographed, engraved, or produced by any combination of these methods or in any other manner on steel engraved borders or otherwise, all as determined by the officers executing such Securities, as evidenced by their execution thereof. Unless otherwise established pursuant to Section 2.03 for the Securities of any series, the certificate of authentication to appear on all Securities shall be substantially as follows:

CERTIFICATE OF AUTHENTICATION

This Security is one of the Securities of the series referred to herein issued pursuant to the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By
Authorized Officer

Section 2.02           Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer of the Company and any Guarantee shall be executed on behalf of the Guarantor by any Officer of the Guarantor. The signature of any of these Officers on the Securities may be manual or facsimile. If an Officer whose signature is on a Security or any Guarantee endorsed thereon no longer holds that office at the time the Security is authenticated, the Security and such Guarantee shall nevertheless be valid.

The Trustee may appoint an authenticating agent acceptable to the Company (an “Authenticating Agent”) to authenticate Securities. The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by any Authenticating Agent.

Unless otherwise established pursuant to Section 2.03 for the Securities of any series, no Security or Guarantee endorsed thereon shall be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company having endorsed thereon Guarantees executed by the Guarantor to the Trustee for authentication together with the applicable documents referred to below in this Section 2.02, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company. In authenticating the Securities of any series, the Trustee shall be entitled to receive prior to the first authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in relying upon, in addition to the Officer’s Certificate and Opinion of Counsel required by Section 11.02:

(a)           any Board Resolution of the Company or the Guarantor, as appropriate, and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of such series and such Guarantees were established;

(b)           an Officer’s Certificate of the Company or the Guarantor, as appropriate, setting forth the form or forms and terms of the Securities or such Guarantees and stating that the form or forms and terms of the Securities of such series or such Guarantees have been, or will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture;

(c)           an Opinion of Counsel to the effect that

(i)            the form or forms and terms of such Securities or such Guarantees have been established by or pursuant to a resolution of the Board of Directors of the Company or by a supplemental indenture as permitted by Section 2.01 and 2.03 in conformity with the provisions of this Indenture;

(ii)           such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to creditors’ rights generally, general principles of equity (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and such other matters as shall be specified therein;

(iii)          such Guarantees, when the Securities upon which they shall have been endorsed have been authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Guarantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to creditors’ rights generally, general principles of equity (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing, and such other matters as shall be specified therein; and

(iv)          covers such other matters as the Trustee may reasonably request.

Unless the terms established pursuant to Section 2.03 for the Securities of a series or portion thereof provide that any such Securities are to be issued in any form other than as Registered Global Securities, the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall state the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary therefor or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect, or to such other effect as such Depositary may from time to time request:

“Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if (a) the Trustee, being advised by counsel, determines that such action may not lawfully be taken; (b) the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability; or (c) the issue of any such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Section 2.03          Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Company. There shall be established in or pursuant to a Board Resolution of the Company or the Guarantor, as appropriate, one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,

(a)           the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of such series and tenor pursuant to Section 2.06, 2.07, 2.09, 3.03 or 9.04);

(c)           any date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

(d)           any rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, any date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or any method by which any such rate or rates or date or dates shall be determined;

(e)           if other than as provided in Section 4.02, any place or places where the principal of and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for exchange, any notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and any notice to Holders may be published, and any time when such payments are to be made at any place of payment;

(f)            any right of the Company to redeem Securities of the series, in whole or in part, at its option and any period or periods within which, any price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)           any obligation of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and any price or prices at which, any period or periods within which, and any terms and conditions upon which, Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)           if other than the denominations specified in Section 2.04, the denominations in which Securities of the series shall be issuable;

(i)            if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j)            if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or any interest on the Securities of the series shall be payable or, if the amount of any payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k)           if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the principal of and any interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(l)            any obligation of the Company to pay additional amounts on the Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and any right of the Company to redeem such Securities rather than pay such additional amounts;

(m)          any provisions for the Securities of the series to be issued in bearer form, with or without coupons, and if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(n)           if other than the Person acting as Trustee, any Agent authenticating the Securities of the series;

(o)           any provisions for the defeasance of any Securities of the series in addition to, in substitution for or in modification of the provisions of Article 8;

(p)           if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities, the form of any legend or legends which shall be borne by any such Registered Global Security in addition or in lieu of that set forth in Section 2.02, the identity of any Depositary for such Registered Global Security or Securities other than The Depository Trust Company and any circumstances other than those set forth in Section 2.06 in which any Person may have the right to obtain Securities in exchange therefor;

(q)           any provisions for Events of Default applicable to any Securities of the series in addition to, in substitution for or in modification of the provisions of Section 6.01;

(r)            any provisions for covenants applicable to any Securities of the series in addition to, in substitution for or in modification of the provisions of Article 4;

(s)           the terms of the Guarantee, including any corresponding changes to the provisions of this Indenture as then in effect; and

(t)            any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical, except as to principal amount and as to date of authentication and payee, and except as may otherwise be provided by or pursuant to the Board Resolution of the Company or the Guarantor or indenture supplemental hereto referred to above. Notwithstanding the preceding sentence, all Securities of any one series need not be issued at the same time and may be issued from time to time, if so provided by or pursuant to such Board Resolution or supplemental indenture, and any forms and any terms of such Securities may be determined from time to time prior to the issuance thereof by procedures established by or pursuant to such Board Resolution or supplemental indenture.

Section 2.04           Denominations and Interest Payments. The Securities shall be issuable as registered Securities in denominations of €100,000 and in integral multiples of EUR 1,000 and any integral multiple thereof, unless otherwise established pursuant to Section 2.03 for such Securities. The principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the currency in which such Securities are denominated.

The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established pursuant to Section 2.03 for the Securities of such series.

The Person in whose name any Security of any series is registered at the close of business on any record date applicable to the particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except to any extent the Company shall default in the payment of such interest, in which case the provisions of Section 2.12 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for any Security shall mean the date specified as such in the terms of such securities of any particular series established pursuant to Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day. Each installment of interest on the Securities of any series may be paid by wire transfer directly to Holders in accordance with their registered instructions.

Except as otherwise established pursuant to Section 2.03 for the Securities of any series, interest on the Securities of each series shall be calculated on the basis of a 360-day year consisting of twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

Section 2.05           Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities of each series and of their registration, transfer and exchange (the “Security Register”). The Company may appoint one or more additional or substitute Paying Agents or Registrars with respect to the Securities of any series, or remove any Agent, without notice to any Person (other than the Trustee). The terms “Paying Agent” and “Registrar” includes all Persons appointed as such.

Whenever no other Person is acting as Registrar or Paying Agent with respect to the Securities of any series, the Person then acting as Trustee shall also act as such Registrar or Paying Agent. The Company, the Guarantor or any Affiliate of the Guarantor may act as Paying Agent or Registrar. If, at any time, the Person acting as the Trustee is not the Registrar with respect to the Securities of any series, such Registrar shall make available to the Trustee ten days prior to each interest payment date for such Securities and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register for such Securities.

Section 2.06           Transfer and Exchange. At the option of the Holder thereof, Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Security or Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Company maintained for such purpose and upon payment, if the Company shall so require, of the sum hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, the Securities, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, which the Holder making the exchange is entitled to receive.

All Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than such transfer tax or similar charge imposed upon exchanges pursuant to Section 2.09, 3.03 or 9.04). No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.06, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security of any series may not be transferred except as a whole by the Depositary therefor to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successive Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities. If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company and the Guarantor will execute and the Trustee, upon receipt of the Company’s order for the authentication and delivery of certificated Securities of such series, will authenticate and deliver, certificated Securities of such series and tenor, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

The Company may at any time and in its sole discretion determine that any Registered Global Securities of any series shall no longer be maintained in global form. In such event the Company and the Guarantor will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of certificated Securities of such series, will authenticate and deliver, certificated Securities of such series and tenor, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

During the continuance of an Event of Default and in such other circumstances, if any, as may be established pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for certificated Securities of the same series and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, without service charge,

(a)           to the Person specified by such Depositary new certificated Securities of the same series and tenor, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(b)           to such Depositary a new Registered Global Security having thereon a Guarantee duly executed by the Guarantor in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of certificated Securities authenticated and delivered pursuant to clause (a) above.

Securities issued in exchange for a Registered Global Security pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such Agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon registration of any transfer or exchange of Securities shall be valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

The Registrar shall not be required (a) to register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 3.02 and ending at the close of business on the day of such transmission or (b) to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.07           Replacement Securities. If a defaced or mutilated Security of any series is surrendered to the Trustee or if a Holder claims that its Security of any series has been lost, destroyed or wrongfully taken, the Company shall issue, and the Trustee shall authenticate a replacement Security of such series and tenor and principal amount, bearing a number not contemporaneously outstanding, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee and any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee (including in each case, without limitation, attorneys’ fees and expenses) in replacing a Security. In case any such mutilated, defaced, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Company and the Guarantor and shall be entitled to the benefits of this Indenture.

To the extent permitted by law, the foregoing provisions of this Section are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities.

Section 2.08           Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide holder in due course.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds, or if the Company or an Affiliate of the Company (if the Company or an Affiliate of the Company shall act as the Paying Agent) sets aside and segregates in trust, on the maturity date or any redemption date or date for repurchase of the Securities, money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue; provided, however, that, if such Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture, or provision therefor satisfactory to such Trustee has been made.

A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee knows to be so owned shall be so disregarded. The principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration pursuant to Section 6.02. Any Securities so owned which have been pledged in good faith by the Company, or by any Affiliate of the Company, as security for loans or other obligations, otherwise than to another such Affiliate of the Company, shall be deemed to be outstanding if the pledgee establishes to the satisfaction of the Trustee that the pledgee is entitled pursuant to its pledge agreement and is free to exercise in its discretion the right to vote such securities, uncontrolled by the Company or any other obligor upon the Securities or by any such Affiliate of the Company or of any such other obligor upon the Securities.

Section 2.09           Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare, and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series, having endorsed thereon Guarantees duly executed by the Guarantor substantially in the form of definitive Guarantees, but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities and Guarantees, as evidenced by their execution of such temporary Securities and Guarantees. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 2.10           Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. Any Agent shall forward to the Trustee any Securities surrendered to it for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall deliver certificates of cancellation to the Company, all in accordance with its customary practices. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.11           CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (or such other numbers as then generally in use), and the Trustee shall use such numbers in notices of redemption, repurchase or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice.

Section 2.12           Defaulted Interest. Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any interest payment date established pursuant to Section 2.03 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect to such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series are registered at the close of business of such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)           The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.13           Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Company, the Guarantor, the Trustee and any Agent may deem and treat the Person in whose name any Security shall be registered upon the Security Register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company or any Registrar) for the purpose of receiving payments or principal of or interest on such Security and for all other purposes; and none of the Company, the Guarantor, the Trustee and any Agent shall be affected by any notice to the contrary.

None of the Company, the Guarantor, the Trustee and any Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ARTICLE 3

Redemption and Repayment

Section 3.01           Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified pursuant to Section 2.03 for Securities of such series.

Section 3.02           Notice of Redemption; Partial Redemptions. Notice of redemption shall be given by the Company, or at the Company’s request, by the Trustee in the name and at the expense of the Company, to the Holders of Securities to be redeemed by delivering notice of such redemption pursuant to applicable Depositary procedures, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders at their last addresses as they shall appear upon the Security Register. Failure to deliver notice, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP numbers of the Securities to be redeemed and the statement required under Section 2.11 hereto, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, or such other terms of such Securities as shall be specified in such notice, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that, unless the Company defaults in making such redemption payment, on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to 10:00 a.m., New York City time, on any redemption date specified in the notice of redemption given as provided in this Section, or at such other time as shall be established pursuant to Section 2.03 for the Securities of any series with respect to such Securities, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. In case of a redemption at the election of the Company prior to the expiration of any restriction on such redemption, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such redemption is not prohibited by such restriction.

If fewer than all of the Securities of a series are to be redeemed, the Company shall give the Trustee at least 45 days’ notice thereof (unless a shorter period is acceptable to the Trustee) and, thereafter, the Notes to be redeemed shall be selected (not more than 60 days prior to the redemption date) by lot or, in the case of Registered Global Securities, pursuant to applicable Depositary procedures, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 3.03           Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.12 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security, or at any rate for defaulted interest specified in the form or terms of such Security established pursuant to Section 2.01 or 2.03.

Upon presentation of any Security of any series redeemed in part only, the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor, of authorized denominations, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04           Exclusion of Certain Securities from Eligibility for Selection for Redemption. Subject to applicable procedures of the Depositary, Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an Affiliate of the Company.

Section 3.05           Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company through any optional sinking fund payment. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officer’s Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Securities of such series and the basis for such credit, (b) stating that none of the specified Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a Default but shall constitute, on and as of such date, the irrevocable election of the Company (a) that the mandatory sinking fund payment for such series due on the next succeeding sink date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (b) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 or a lesser sum if the Company shall so request with respect to the Securities of any series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Notes shall be selected in the manner provided in Section 3.02, for redemption on such sinking fund payment date, a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by either (a) the Company or (b) an entity specifically identified in such Officer’s Certificate as an Affiliate of the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

At or before 10:00 a.m. in the place of payment on each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Company shall not redeem or cause to be redeemed any Securities of any series with sinking fund moneys or deliver any notice of redemption of such Securities by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default with respect to such Securities except that, where the delivery of notice of redemption of such Securities shall theretofore have been made, the Company shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such Securities at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into such sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all Securities of such series. In case such Event of Default shall have been waived as provided in Section 6.04 or such Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

Section 3.06           Repayment. Securities of any series which are repayable before their maturity at the option of their Holders (as established pursuant to Section 2.03) shall be repayable in accordance with their terms and in accordance with this Section.

Notice of any repayment date with respect to the Securities of any series shall, unless otherwise specified by the terms of the Securities of such series, be given by the Company not less than 45 nor more than 60 days prior to such repayment date to each Holder of Securities of such series in accordance with Section 11.01. The notice of the repayment date shall state (a) the repayment date; (b) the repayment price; (c) the place or places where such Securities are to be surrendered for payment and the date by which Securities must be so surrendered in order to be repaid; (d) a description of the procedure which a Holder must follow to exercise a repayment right; and (e) that exercise of the option to elect repayment is irrevocable. No failure of the Company to give the foregoing notice shall limit any Holder’s right to exercise a repayment right.

On or prior to the repayment date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to pay the repayment price of and accrued interest, if any, on all of the Securities of such series which are to be repaid on that date.

The notice of repayment having been given, the Securities of such series to be repaid shall, on the repayment date, become due and payable at the repayment price applicable thereto and from and after such date (unless the Company shall default in the payment of the repayment price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for repayment in accordance with said notice, such Security shall be paid by the Company at the repayment price together with accrued interest to the repayment date; provided, however, that installments of interest whose maturity is on or prior to such repayment date shall be payable to the Holders of such Securities registered as such at the close of business on the relevant record dates according to the terms and provisions of Section 2.04.

If any Security shall not be paid upon surrender thereof for repayment, the principal shall, until paid, bear interest from the repayment date at the rate prescribed therefor for such Security.

Any Security which by its terms may be repaid in part at the option of the Holder and which is to be repaid only in part shall be surrendered at any office or agency of the Company designated pursuant to Section 4.02 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and tenor, of any authorized denomination as requested by such Holder, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor, in aggregate principal amount equal to and in exchange for the unrepaid portion of the principal of the Security so surrendered.

ARTICLE 4

Covenants

Section 4.01           Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of Securities of each series that it will duly and punctually pay the principal of and any interest on the Securities of that series in accordance with the terms of such Securities and this Indenture.

Section 4.02           Maintenance of Office or Agency. The Company will maintain in each place of payment of the Securities of any series established pursuant to Section 2.03 an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each place of payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03           Money for Securities Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, it will, on or before each due date of the principal of and any interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of and any interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal and any interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless the Person that is such Paying Agent is also the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company will cause each Person that acts as a Paying Agent for the Securities of any series (unless such Person also acts as Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of or any interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal or interest on the Securities of that series; and

(c)           at any time during the continuance of any such default or Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by written request direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any interest on any Security of any series and remaining unclaimed for two years after such principal and any interest has become due and payable shall be paid to the Company upon written request by the Company, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company deliver to each holder and cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the later of the date of such publication or the most recent date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.04           Restrictions on Secured Debt. The Guarantor will not itself, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any Debt secured by a Mortgage on any Principal Property or on any shares of stock or Debt of any Restricted Subsidiary, whether such Principal Property, stock or Debt is now owned or shall hereafter be acquired, without effectively providing that the Securities (together with, if the Guarantor shall so determine, any other Debt of the Guarantor or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the Securities) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt (other than that permitted below) plus all Attributable Debt of the Guarantor and its Restricted Subsidiaries in respect of sale and leaseback transactions (other than those sale and leaseback transactions permitted by subsections (a), (c) and (d) of Section 4.05) would not exceed 10% of the Consolidated Net Tangible Assets of the Guarantor; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:

(a)           Mortgages existing at the date hereof on any property owned or leased by the Guarantor or any Restricted Subsidiary at that date securing Debt outstanding on that date;

(b)           Mortgages on any property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or Mortgages on Principal Properties acquired or constructed after the date of this Indenture to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred or for which a firm commitment is obtained prior to, at the time of, or within 120 days after, the acquisition of such property or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof;

(c)           Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary;

(d)           Mortgages in favor of the United States of America, any State thereof or the Commonwealth of Puerto Rico, any political subdivision thereof or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(e)           Mortgages in favor of the Guarantor, the Company or any Restricted Subsidiary;

(f)            Mortgages in connection with the issuance of tax-exempt industrial development bonds under the Internal Revenue Code of 1986, as amended, or as hereafter amended, to finance all or any part of the purchase price of or the cost of constructing or improving property; provided that any such Mortgage shall be limited to such property acquired or constructed or such improvement and to theretofore substantially unimproved real property on which such construction or improvement is located; and provided, further that the Guarantor and Restricted Subsidiaries may further secure all or any part of such purchase price or the cost of construction or the improvement by an interest on additional property of the Guarantor and Restricted Subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

(g)           Mortgages under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the repayment of Debt), or deposits to secure public or statutory obligations of the Guarantor or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Guarantor or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or liens imposed by law, such as laborers’ or others employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ liens and liens arising out of judgments or awards against the Guarantor or any Restricted Subsidiary with respect to which the Guarantor or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or liens for property taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Guarantor or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the opinion of the Guarantor, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Guarantor and the Restricted Subsidiaries; and

(h)           Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (g), inclusive; provided that (i) such extension, renewal or replacement Mortgage shall be limited to all or part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at the time of such extension, renewal or replacement is not increased.

Section 4.05           Limitation on Sale and Leasebacks. The Guarantor will not itself, and it will not permit any Restricted Subsidiary to, enter into any arrangement with any Person (not including the Guarantor or any Restricted Subsidiary) or to which any such Person is a party, providing for the leasing by the Guarantor or any such Restricted Subsidiary for a period, including renewals, of three years or more of any Principal Property which has been or is to be sold or transferred, more than 120 days after the acquisition, completion of construction or commencement of full operation thereof, by the Guarantor or any such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless:

(a)           the commitment to enter into such sale and leaseback transaction was entered into within the aforesaid 120 day period, or

(b)           the Guarantor or such Restricted Subsidiary could create Debt secured by a Mortgage pursuant to Section 4.04 on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities, or

(c)           the Guarantor, within 120 days after the sale or transfer shall have been made by the Guarantor or by any such Restricted Subsidiary, applies an amount (the “Designated Amount”) equal to the greater of (i) the net proceeds of the sale of the Principal Property sold and leased back pursuant to such arrangement and (ii) the fair market value of the Principal Property so sold and leased back at the time of entering into such arrangement (as determined by the Board of Directors of the Guarantor), to the retirement of Funded Debt of the Guarantor, provided that the amount required to be applied to the retirement of Funded Debt of the Guarantor shall be reduced by (i) the principal amount of any Securities delivered within 120 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Debt, other than Securities, voluntarily retired by the Guarantor within 120 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this clause (c) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision, or

(d)           the Guarantor or any Restricted Subsidiary, within a period commencing 180 days prior to and ending 180 days after the date of the sale or transfer in respect of such sale and leaseback transaction, has expended or reasonably expects to expend within such period any monies to acquire or construct any Principal Property or Principal Properties (and such amounts expended or to be expended have not been applied to other sale and leaseback transactions pursuant to this subsection (d)), in which case the Guarantor or any Restricted Subsidiary shall be entitled to enter into such sale and leaseback transaction to the extent that the Designated Amount in respect thereof is less than such monies expended or to be expended, provided that if such Designated Amount exceeds such monies expended or to be expended, the Guarantor shall be entitled to enter into such sale and leaseback transaction if (i) the Attributable Debt applicable to the proportion of the Designated Amount represented by such excess can be incurred under subsection (b) above, or (ii) such excess is applied as set forth in subsection (c) above, or (iii) any combination of clauses (i) and (ii) above is elected by the Guarantor or any Restricted Subsidiary in respect of such excess, and provided further that if such monies expended or to be expended exceed the Designated Amount in respect of such sale and leaseback transaction, such excess may be applied as provided in this subsection (d) to any other sale and leaseback transaction occurring within such period.

Section 4.06           Company Business Activities. The Company will not engage in any activities or take any action that would be inconsistent with the definition of “finance subsidiary” within the meaning of Rule 3-10 of Regulation S-X under the Securities Act.

Section 4.07           Statement by Officers as to Default; Notice of Certain Events of Default. Within 120 days after the close of each fiscal year of the Company ending after the date hereof, the Company and the Guarantor shall file with the Trustee a certificate signed by an Officer of each of the Company or the Guarantor as to such Officer’s knowledge of the Company’s or the Guarantor’s, as applicable, compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and in the event any Default exists, such officers shall specify the nature of such Default.

The Guarantor covenants to (a) file with the Trustee, within 15 days after the Guarantor is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports which the Guarantor may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (or copies of such portions thereof as may be prescribed by the Commission by rules and regulations); or, if the Guarantor is not required to file with the Commission information, documents or reports pursuant to either Section 13 or Section 15(d) of the Exchange Act, then the Guarantor will file with the Trustee and will file with the Commission, in accordance with rules and regulations prescribed by the Commission, such of the supplementary and periodic information, documents and reports required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations; (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of Sections 10.02 and 10.03, as to compliance with conditions or covenants, compliance with which is subject to verification by accountants; (c) deliver, or cause the Trustee to deliver, to the Holders of the Securities, as the names and addresses of such Holders appear on the Security Register, such information, documents or reports required to be filed with the Trustee pursuant to the provisions of clauses (a) and (b) of this paragraph as may be required by rules and regulations prescribed by the Commission; and (d) remain subject to the informational filing requirements of the Commission pursuant to the Exchange Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Within five days after the occurrence thereof, the Company shall notify the Trustee of each Default or Event of Default.

Section 4.08           Waiver of Certain Covenants. The Company or the Guarantor, as applicable, may omit in any particular instance to comply with any term, provision or condition set forth in Sections 4.04 and 4.05 with respect to the Securities of any series if before the time for such compliance the Holders of a majority in principal amount of the outstanding Securities of such series shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company or the Guarantor, as applicable, and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE 5

Successor Corporation

Section 5.01           When Company May Merge, Etc. The Company shall not consolidate or merge with any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all its properties and assets as an entirety in one transaction or a series of transactions to any Person, and neither the Company nor the Guarantor shall permit any Person to consolidate with or merge into the Company or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets to the Company, unless:

(a)           either (i) the Company or the Guarantor shall be the surviving Person or (ii) such Person shall be a corporation, partnership, limited liability company, an association, trust or other entity or organization, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Bermuda, the Cayman Islands, Singapore, Hong Kong, Switzerland or the United Arab Emirates and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company’s obligations under the Securities and under this Indenture;

(b)           immediately after such transaction or each element of such series, no Default or Event of Default shall have occurred and be continuing;

(c)           if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Guarantor or the Company would become subject to a Mortgage which would not be permitted by this Indenture, the Guarantor, the Company or such successor Person, as the case may be, takes such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Debt secured thereby; and

(d)           giving effect to such transaction will not cause an event of default under any mortgage, bond, debenture, note or other instrument or obligation that the Guarantor, the Company or any Subsidiary thereof is a party to or bound by.

The Company shall deliver to the Trustee, prior to the consummation of the proposed transaction, an Officer’s Certificate certifying to the foregoing effects and an Opinion of Counsel stating that the proposed transaction and any such supplemental indenture comply with this Indenture.

Section 5.02           Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 6

Defaults and Remedies

Section 6.01           Events of Default. An Event of Default shall occur with respect to the Securities of any series if there shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           Any failure to pay any installment of interest on any Securities of such series, when and as the same shall become payable as therein expressed, and such failure shall continue for a period of 30 days; or

(b)           Any failure to pay the principal of any Securities of such series when and as the same shall become due and payable as therein expressed, whether at the stated maturity thereof or otherwise; or

(c)           Any default in the deposit of any sinking fund payment, when and as due by the terms of any Security of that series; or

(d)           Any failure to perform or observe any other of the covenants, conditions or agreements on the part of the Company or the Guarantor to be performed or observed pursuant to this Indenture or in the Securities of such series (other than a covenant, condition or agreement a Default in whose performance or whose breach is elsewhere in this Section 6.01 specifically dealt with), and such failure shall continue for a period of 60 days after written notice by registered or certified mail specifying the failure and that the same is a Default and requiring the Company to remedy such failure shall have been given to the Company from the Trustee or to the Company and to the Trustee from the Holders of not less than 25% of the principal amount of the Securities of such series then outstanding; or

(e)           The Company or the Guarantor shall commence, or file a petition commencing, a voluntary case under applicable bankruptcy, insolvency or any similar law for the relief of debtors (the “Bankruptcy Law”); or the Company or the Guarantor shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any Bankruptcy Law, or shall consent to the filing of any such petition, answer, or consent; or the Company or the Guarantor shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or the Guarantor or of any substantial part of their respective properties or shall make an assignment for the benefit of their respective creditors; or shall admit in writing the Company or the Guarantor’s inability to pay their respective debts generally as they become due; or shall take corporate action in furtherance of any such action; or

(f)            Any order for relief against the Company or the Guarantor shall have been entered by a court having jurisdiction in the premises under any provision of Bankruptcy Law and such order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of the Company or the Guarantor under any Bankruptcy Law, and such decree or order shall have continued undischarged or unstayed for a period of 60 days; or a decree or order of court having jurisdiction in the premises for the appointment of a custodian, receiver, similar official in bankruptcy or insolvency of the Company or the Guarantor or of any substantial part of their respective properties, or for the winding up or liquidation of their respective affairs, shall have been entered, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(g)           The Guarantee of such Securities ceases to be in full force and effect or is declared to be null and void and unenforceable or such Guarantee is found to be invalid or the Guarantor denies its liability under the Guarantee (other than by reason of release of the Guarantor in accordance with the terms of this Indenture); or

(h)           Any other Event of Default established pursuant to Section 2.03 for the Securities of such series.

Section 6.02           Acceleration. If an Event of Default with respect to the Securities of any series then outstanding occurs and is continuing, then, and in each and every such case, except for any Securities the principal of which shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding hereunder (each such series treated as a separate class) by notice in writing to the Company and the Guarantor (and to the Trustee if given by Holders), may declare the entire principal (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such series, and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

However, if at any time after the entire principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall have paid or shall have deposited with the Trustee a sum sufficient to pay all overdue interest and principal of all Securities of such series which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, upon overdue installments of interest, at the rate specified therefor in such Securities or, if not so specified, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of each such series to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07, and if all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Holders of a majority in aggregate principal amount of all the then outstanding Securities of such series that have been accelerated (each such series voting as a separate class), by written notice to the Company and the Guarantor and to the Trustee, may waive all defaults with respect to each such series and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities, or, if a formula for calculating the principal due in the event of acceleration is specified in the terms of any Original Issue Discount Securities, the amount determined by application of such formula, shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03           Other Remedies. If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 6.04           Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of the outstanding Securities of each series affected (each such series voting as a separate class), by notice to the Trustee, may waive an existing Default or Event of Default with respect to the Securities of such series and its consequences, except a Default in the payment of principal of or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default with respect to the Securities of such series arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05           Control of Majority. Subject to Sections 7.01 and 7.02(e), the Holders of at least a majority in aggregate principal amount (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof established pursuant to Section 2.03) of the outstanding Securities of each series affected (each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any directions received from Holders of Securities pursuant to this Section 6.05.

Section 6.06           Limitation on Suits. No Holder of any Security of any series may institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities of such series, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series;

(b)           the Holders of at least 25% in aggregate principal amount of outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Securities of such series have not given the Trustee a direction that is inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07           Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of or interest, if any, on such Holder’s Security on or after the respective due dates expressed on such Security (or in the case of redemption, the redemption date, or in the case of repayment, at the option of the Holders, on the repayment date), which right is unconditional and absolute, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantor for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of principal of, and accrued interest remaining unpaid on, together with interest on overdue principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities or, if not so specified, at the same rate as the rate of interest or Yield to Maturity (in such case) specified for such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07.

If an Event of Default with respect to the Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 6.09           Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company or the Guarantor (or any other obligor on the Securities), their respective creditors or their respective properties and shall be entitled and empowered to collect and receive any moneys, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable and documented compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 6.11           Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series and tenor in reduced principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, its agents and counsel under Section 7.07;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, at the rate specified therefor in such Securities or, if not so specified, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, at the rate specified therefor in such Securities or, if not so specified, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or the Guarantor, as their interests may appear, or any other Person lawfully entitled thereto.

Section 6.12           Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantor, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13           Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable and documented costs, including reasonable and documented attorneys’ fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company or the Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the maturity of such Security (or, in the case of redemption, on or after the redemption date, or in the case of repayment, at the option of the Holders, on the repayment date).

Section 6.14           Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15           Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.16           Waiver of Stay or Extension Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law whenever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

Section 7.01           General.

(a)           Except during the continuance of an Event of Default,

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)           In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)            this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)           the Trustee shall not be liable for any error of judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding securities of any series, determined as provided in Sections 2.08 and 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02           Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a)           The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officer’s Certificate, Opinion of Counsel, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, which shall conform to Section 11.03. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

(c)           The Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution.

(e)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)            The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g)           Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officer’s Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding.

(h)           The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or any other obligor on such Securities or by any other Holder of such Securities and such notice references the Securities and this Indenture.

(i)            The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(l)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(m)          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03           Individual Rights of Trustee. The Person acting as the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

Section 7.04           Trustee’s Disclaimer. The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture or the Securities and (b) shall be accountable for the Company’s use or application of the proceeds from the Securities.

Section 7.05           Notice of Default. If any Default with respect to the Securities of any series occurs and is continuing the Trustee shall give to all Holders of Securities of such series notice of such Default within 60 days after a Responsible Officer of the Trustee receives written notice of the occurrence of such Default in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the mailing or publication of such notice; provided, however, that, except in the case of a Default in the payment of the principal of, interest on or sinking fund installment with respect to any Security, the Trustee shall be protected in withholding such notice if a Responsible Officer in good faith determines that the withholding of such notice is in the interests of such Holders.

Section 7.06           Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 2020, the Trustee shall mail to each Holder in the manner and to the extent provided in Trust Indenture Act Section 313(c) a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a).

Section 7.07           Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable and documented out-of-pocket expenses, disbursements and advances incurred or made by the Trustee without negligence or willful misconduct on its part. Such expenses shall include the reasonable and documented compensation and expenses of the Trustee’s agents, counsel and other Persons not regularly in its employ.

The Company shall indemnify each of the Trustee, any predecessor Trustee and their agents, officers, directors and employees, for, and hold each of them harmless against, any loss, liability, damage, claim or expense incurred by any of them without negligence or willful misconduct on the part of any of them arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, the issuance of the Securities of any series and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending against or investigating any claim of liability and of complying with any process served upon it or any of them in connection with the exercise or performance of any of the powers or duties of the Trustee under this Indenture and the Securities.

The obligations of the Company under this Section 7.07 to compensate the Trustee, to indemnify the Trustee, each predecessor Trustee and their officers, directors and employees and to pay or reimburse the Trustee, its agents and counsel for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under Bankruptcy Law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(e) or Section 6.01(f), the expenses (including the reasonable and documented charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 7.08           Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and an appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing 30 days prior to such resignation’s effectiveness. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing 30 days prior to such removal’s effectiveness and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company, by a Board Resolution, or, subject to an undertaking by any party litigant to such suit to pay the costs of such suit, any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of himself and all others similarly situated by petition to any court of competent jurisdiction, may remove the Trustee as Trustee with respect to the Securities of any series if: (a) the Trustee is no longer eligible under Section 7.10 of this Indenture; (b) the Trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Trustee or its property; or (d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any bona fide Holder of a Security of such series for at least six months may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

A successor Trustee with respect to the Securities of any series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided for in Section 7.07, (a) the retiring Trustee shall promptly transfer all property held by it as Trustee in respect of the Securities of such series to the successor Trustee, (b) the resignation or removal of the retiring Trustee in respect of the Securities of such series shall become effective and (c) the successor Trustee shall have all the rights, powers and duties of the Trustee in respect of the Securities of such series under this Indenture.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

The Company shall promptly give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee and the retiring Trustee shall have no liability for the acts or omissions of any successor Trustee.

Section 7.09           Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation or national banking association shall be otherwise qualified and eligible under this Article. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.10           Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.11           Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

ARTICLE 8

Discharge of Indenture

Section 8.01           Defeasance Within One Year of Payment. Except as otherwise provided in this Section 8.01, the Company and the Guarantor may terminate their respective obligations under the Securities of any series and this Indenture with respect to Securities of such series if:

(a)           all Securities of such series previously authenticated and delivered (other than destroyed, lost or wrongfully taken Securities of such series that have been replaced or paid pursuant to Section 2.07 or Securities of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 4.03) have been delivered to the Trustee for cancellation and the Company (or the Guarantor on its behalf) has paid all sums payable by the Company hereunder; or

(b)           (i) all of the Securities of such series mature within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company or the Guarantor irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the Holders of such Securities for that purpose, money or U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, to pay the principal of and any interest on the Securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) such deposit will not result in a breach or violation of or constitute a Default under this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and (iv) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series and of the Securities of such series have been complied with.

With respect to the foregoing clause (a), only the Company’s obligations under Section 7.07 in respect of the Securities of such series shall survive. With respect to the foregoing clause (b), only the Company’s and the Guarantor’s obligations, as applicable, in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.11, 2.13, 4.02, 4.03, 7.07, 7.08, 8.04, and 8.05 in respect of the Securities of such series shall survive until the Securities of such series are no longer outstanding. Thereafter, only the Company’s and the Guarantor’s obligations, as applicable, in Sections 4.03 and 7.07 in respect of the Securities of such series shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s and the Guarantor’s obligations under the Securities of such series and this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

Section 8.02           Defeasance. Each of the Company and the Guarantor will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities of any series, the provisions of this Indenture will, except as provided below, no longer be in effect with respect to the Securities of such series, the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same and the Securities of any such series will no longer be outstanding pursuant to Section 2.08, on the day the following conditions shall have been satisfied:

(a)           the Company or the Guarantor has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the principal of and any interest on the Securities of such series, money or U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) or a combination thereof in an amount sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state, local and other taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of, any accrued interest on, and any mandatory sinking fund payments in respect of the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b)           such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;

(c)           no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(d)           the Company or the Guarantor shall have delivered to the Trustee (i) either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit had not been made or (B) an Opinion of Counsel to the same effect as the ruling described in clause (A) above and (ii) an Opinion of Counsel to the effect that the Holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code or successor law, as then in effect in each applicable jurisdiction (the “UCC”);

(e)           such deposit would not cause any Securities of such series then listed on the New York Stock Exchange or other national securities exchange to be delisted as a result thereof; and

(f)            the Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 of the Securities of such series have been complied with.

Each of the Company’s and the Guarantor’s obligations, as applicable, in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.11, 2.13, 4.02, 4.03, 7.07, 7.08, and 8.04 with respect to the Securities of such series shall survive until such Securities are no longer outstanding. Thereafter, only the Company’s and the Guarantor’s obligations, as applicable, in Sections 4.03 and 7.07 shall survive.

Section 8.03           Covenant Defeasance. The Company and the Guarantor may omit to comply with any term, provision or condition set forth in Sections 4.04 and 4.05 (or any other specific covenant relating to the Securities of any series established pursuant to Section 2.03 which may by its terms be defeased pursuant to this Section 8.03), and such omission shall be deemed not to be an Event of Default under clause (d) of Section 6.01 with respect to the outstanding Securities of a series if:

(a)           the Company or the Guarantor has irrevocably deposited in trust with the Trustee as trust funds solely for the benefit of the Holders of the Securities of such series, for payment of the principal of and any interest on the Securities of such series, money or U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) or a combination thereof in an amount sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) without consideration of any reinvestment and after payment of all federal, state, local and other taxes or other charges and assessments in respect thereof payable by the Trustee, to pay and discharge the principal of, any interest on, and any mandatory sinking fund payments in respect of the outstanding Securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee), as the case may be;

(b)           such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or the Guarantor is a party or by which it is bound;

(c)           no Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(d)           the Company or the Guarantor shall have delivered to the Trustee an Opinion of Counsel to the effect that (i) the Holders of the Securities of such series have a valid security interest in the trust funds subject to no prior liens under the UCC and (ii) such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(e)            the Company or the Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the covenant defeasance contemplated by this Section 8.03 of the Securities of such series have been complied with.

Section 8.04           Application of Trust Money. Subject to Section 4.03, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, in respect of the Securities of any series and shall apply the deposited money and the proceeds from deposited U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) in accordance with the Securities of such series and this Indenture to the payment of the principal of and any interest on the Securities of such series; but such money need not be segregated from other funds except to the extent required by law. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. Dollars) deposited pursuant to Sections 8.01, 8.02 or 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Section 8.05           Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Guarantor’s obligations under this Indenture and the Securities of the series for which such application was to be made shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 and the Trustee or Paying Agent shall promptly pay to the Company or the Guarantor, as applicable, upon written request any money or U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) deposited with it pursuant thereto; provided that if the Company or the Guarantor has made any payment of interest on or principal of any Securities of such series because of the reinstatement of its obligations, the Company or the Guarantor, as applicable, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations (or Foreign Governmental Obligations, in the case of Securities denominated in a currency other than U.S. dollars) held by the Trustee or Paying Agent.

ARTICLE 9

Amendments, Supplements and Waivers

Section 9.01           Without Consent of Holders. The Company, the Guarantor, and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

(a)           to cure any ambiguity, defect or inconsistency in this Indenture or such Securities; provided that such amendments or supplements shall not materially and adversely affect the interests of the Holders affected thereby;

(b)           to comply with Article 5 or Section 10.02 of Article 10;

(c)           to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee and to make provision for the appointment of different Trustees for the Securities of different series;

(d)           to establish the form or forms or terms of the Securities of any series or of any coupons appertaining to such Securities pursuant to Section 2.03;

(e)           to provide for uncertificated or bearer Securities, with or without coupons, and to make all appropriate changes for such purpose; and

(f)            to make any change that does not materially and adversely affect the rights of any Holder of outstanding Securities.

Section 9.02           With Consent of Holders. The Company, the Guarantor and the Trustee may amend this Indenture and the Securities of any series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of Holders under this Indenture of such Securities, but only with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by such supplemental indenture voting separately; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security of each series affected thereby,

(a)           extend the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the rate of interest thereon (or Yield to Maturity of any Original Issue Discount Security), or adversely affect the rights of such Holder under any mandatory redemption or repurchase provision or any right of redemption or repurchase at the option of the Company or such Holder (other than, in each case, with respect to any related notice requirements, which may be amended pursuant to the first paragraph of this Section 9.02), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 6.02 or the amount thereof provable in bankruptcy, or change any place of payment where, or the currency in which, any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the due date therefor, or change the manner of determining any of the foregoing established pursuant to Section 2.03 for the Securities of any series;

(b)           reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain Defaults and their consequences provided for in this Indenture;

(c)           waive a Default in the payment of principal of or interest on any Security of such Holder;

(d)           release the Guarantor from its obligations in respect of a Guarantee of any series of Securities or modify the Guarantor’s obligations hereunder other than in accordance with the provisions of the this Indenture;

(e)           change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 4.02; or

(f)            modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will deliver supplemental indentures to Holders upon request. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03           Revocation and Effect of Consent. Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than 10 nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities.

Section 9.04           Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue, and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms, each such Security having endorsed thereon a Guarantee duly executed by the Guarantor.

Section 9.05           Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 11.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required, and an Opinion of Counsel stating that such supplemental indenture constitutes a legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor, in accordance with its terms, subject to customary exceptions. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.06           Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.07           Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder will be bound thereby.

ARTICLE 10

Guarantee of Securities

Section 10.01         Guarantee.

(a)           The Guarantor hereby fully and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at stated maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, or interest on or premium, if any, on, the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (2) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           The Guarantor waives presentation to, demand of payment from, and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Guarantor hereunder are unconditional and absolute and shall not be released, discharged or otherwise affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture or the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Indenture or any Security; (6) the existence of any claim, set-off or other rights that the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (7) any invalidity or unenforceability relating to or against the Company for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of, premium, if any, or interest on any Security or any other amount payable by the Company under this Indenture; or (8) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this Section 10.01(b), constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder (other than payment in full).

(c)           The Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or the Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Guarantor hereunder. The Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against the Guarantor.

(d)           The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           Except as expressly set forth in this Indenture, the Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(f)            In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guarantor, hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Company to the Holders and the Trustee.

(g)           The Guarantor shall be subrogated to all rights of the Holders of any series of Securities and the Trustee against the Company in respect of any amounts paid to such Holders and the Trustee by the Guarantor pursuant to the provisions of the Guarantee; provided that the Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in this Indenture, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section 10.01.

(h)           The Guarantor also agrees to pay the reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

Section 10.02         When the Guarantor May Merge, Etc. The Guarantor shall not consolidate or merge with any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all its properties and assets as an entirety in one transaction or a series of transactions to any Person, and the Guarantor shall not permit any Person to consolidate with or merge into the Guarantor or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets to the Guarantor, unless:

(a)           the Guarantor shall be the surviving Person or (ii) such Person shall be a corporation, partnership, limited liability company, an association, trust or other entity or organization, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, any member state of the European Union, Ireland, Canada, United Kingdom, Singapore, Hong Kong or Switzerland and shall expressly assume by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Guarantor’s obligations under the Securities and under this Indenture;

(b)           immediately after such transaction or each element of such series, no Default or Event of Default shall have occurred and be continuing;

(c)           if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Guarantor would become subject to a Mortgage which would not be permitted by this Indenture, the Guarantor or such successor Person, as the case may be, takes such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Debt secured thereby; and

(d)           giving effect to such transaction will not cause an event of default under any mortgage, bond, debenture, note or other instrument or obligation that the Guarantor or any Subsidiary thereof is a party to or bound by.

The Guarantor shall deliver to the Trustee, prior to the consummation of the proposed transaction, an Officer’s Certificate certifying to the foregoing effects and an Opinion of Counsel stating that the proposed transaction and any such supplemental indenture comply with this Indenture.

Section 10.03         Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, assignment, transfer, lease or other disposition of all or substantially all of the properties and assets of the Guarantor in accordance with Section 10.02, the successor Person formed by such consolidation or into or with which the Guarantor is merged or to which such sale, conveyance, assignment, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein; and, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

Section 10.04         Assumption by Guarantor. The Guarantor may, without the consent of the Trustee or the Holders, assume all of the rights and obligations of the Company hereunder with respect to a series of Securities if, after giving effect to such assumption, no Default or Event of Default shall have occurred and be continuing.

The Guarantor shall assume all of the rights and obligations of the Company hereunder with respect to a series of Securities if, upon a Default by the Company in the due and punctual payment of the principal, sinking fund payment, if any, any premium or interest on such Securities, the Guarantor is prevented by any court order or judicial proceeding from fulfilling its obligations under the Guarantee with respect to such series of Securities. Such assumption shall result in the Securities of such series becoming the direct obligations of the Guarantor and shall be effected without the consent of the Holders of the Securities of any series or the Trustee.

Upon any such assumption by the Guarantor pursuant to this Section 10.04, the Guarantor shall execute a supplemental indenture evidencing its assumption of all such rights and obligations of the Company, and the Company shall be released from its liabilities hereunder and under such Securities as obligor on the Securities of such series.

ARTICLE 11

Miscellaneous

Section 11.01         Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing (or, with respect to Registered Global Securities, delivered pursuant to applicable Depositary procedures), or (c) as between the Company, the Guarantor and the Trustee if sent by electronic mail or facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company:

Becton Dickinson Euro Finance S.à r.l.
412F, route d’Esch
L-1471 Luxembourg
Attention: Board of Managers
Telephone No.: +352.27.36.54.42
Email: horacio.somoya@bd.com

if to the Guarantor:

Becton, Dickinson & Company
1 Becton Drive
Franklin Lakes, New Jersey 07417-1880
Attention: Chief Financial Officer
Telephone No.: (201) 847-6800
Telecopy No.: (201) 847-5361
Email: chris.reidy@bd.com

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, 7th Floor
Chicago, Illinois 60602
Telephone No.: (312) 827-8639
Telecopy No.: (312) 827-8522

The Company, the Guarantor or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is delivered in the manner provided in this Section 11.01, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Registered Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 11.02         Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee:

(a)           an Officer’s Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)           an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.03      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that the person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c)           a statement that, in the opinion of each such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 11.04         Evidence of Ownership. The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and none of the Company, the Guarantor or the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by any notice to the contrary.

Section 11.05         Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 11.06         Payment Date Other than a Business Day. If any date for payment of principal or interest on any Security shall not be a Business Day at any place of payment for such Security, then payment of principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 11.07         Governing Law. The laws of the State of New York shall govern this Indenture, the Securities and the Guarantee. The provisions of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is expressly excluded.

Section 11.08         Consent to Jurisdiction. Each of the Company and the Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture, any Security and any Guarantee or any other document or the transactions contemplated hereby or thereby. Each of the Company and the Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity under New York or Luxembourg Law (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

Section 11.09         Service of Process. The Company hereby appoints the corporate secretary of the Guarantor as its agent for service of process in any suit, action or proceeding described in the first sentence of Section 11.08 and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect to such action or proceeding. The Guarantor represents and warrants that it has agreed to act as its agent for service of process. To the extent that the Company determines to appoint a new agent for service of process, the Company shall promptly notify the Trustee of the name and address of such new agent for service of process.

Section 11.10         Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR , THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.11         No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor. Any such indenture or agreement may not be used to interpret this Indenture.

Section 11.12         Successors. All covenants and agreements of the Company and the Guarantor in this Indenture and the Securities shall bind their respective successors and assigns, whether or not so expressed. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.13         Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.14         Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.15         Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 11.16         Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company, the Guarantor or of any of either of their respective successors, either directly or through the Company or the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

Section 11.17         Foreign Account Tax Compliance Act (FATCA). In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Company agrees (i) to provide to The Bank of New York Mellon Trust Company, N.A. sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations under Applicable Law, (ii) that The Bank of New York Mellon Trust Company, N.A. shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which The Bank of New York Mellon Trust Company, N.A. shall not have any liability, and (iii) to hold harmless The Bank of New York Mellon Trust Company, N.A. for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

BECTON DICKINSON EURO FINANCE S.À R.L.
as the Company

By:	/s/ Horacio Somoya
Name: Horacio Somoya Title: Class A Manager

BECTON, DICKINSON & COMPANY
as the Guarantor
By:	/s/ Christopher R. Reidy
Name: Christopher R. Reidy Title: Executive Vice President, Chief Financial Officer and Chief Administrative Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:	/s/ Lawrence Kusch
Name: Lawrence Kusch Title: Vice Presidnet